EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of June 30, 2025, is entered into by and among SILVER RUN GROUP, LLC, a Delaware limited liability company (“SRG”), and its wholly owned subsidiary DEER CREEK IP, LLC, a Delaware limited liability company (“Company”), and CLASSOVER HOLDINGS, INC., a Delaware corporation (“Buyer”).

RECITALS

WHEREAS the Buyer desires to purchase from the Company, and SRG and the Company each desires that the Company sell to the Buyer, the Purchased Assets (as defined) on the terms and conditions set forth herein.

NOW THEREFORE in consideration of the mutual covenants, agreements, representations, and warranties herein contained, the parties hereto agree as follows:

1. PURCHASE AND SALE

1.1 Purchase and Sale of Purchased Assets. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall sell, assign and deliver to the Buyer, and the Buyer shall purchase and accept from the Company, free and clear of all liens, mortgages, pledges, options, claims, security interests, conditional sales contracts, title defects, encumbrances, charges and other restrictions of every kind (collectively, the “Liens”), other than Permitted Liens (as defined herein), all of the assets of the Company (collectively, the “Purchased Assets”), including, but not limited to, the following:

(a) all accounts receivable of the Company, if any (the “Accounts Receivable”), all of which SRG hereby represents are listed on Schedule 1.1(a);

(b) all of the Company’s rights, title, and interest in and to the agreements, arrangements, and commitments to which the Company is a party or by which it or any of the Purchased Assets are bound (the “Contracts”), all of which SRG hereby represents are listed on Schedule 1.1(b);

(c) all of the Company’s rights, title and interest in and to the licenses, registrations, permits, approvals and other authorizations (the “Licenses and Registrations”) issued to it by any governmental authority including a court, all of which SRG hereby represents are listed on Schedule 1.1(c);

(d) all proceeds, rights, claims, credits, causes of action or rights of set-off against third parties relating to the Purchased Assets, including, without limitation, unliquidated rights under manufacturers’ and vendors’ warranties, insurance claims, and claims for refunds or credits of any taxes that relate to any taxable period (or portion thereof) that ends on or before the Closing Date;

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(e) all rights and claims pursuant to any policy of property and casualty insurance underwritten by any person arising from any casualty loss or damage to the Purchased Assets occurring from the date hereof through the Closing Date;

(f) copies of all books and records pertaining to the Purchased Assets, including, without limitation, books, records and files relating to customers, suppliers, licensors, contractors, and manufacturers of or to the Company, operating data, business and marketing plans, electronic data files, budgets, regulatory filings, warranties, guaranties, bills of sale, customer, vendor, contractor and supplier lists, copies of financial and accounting records, executed Contracts, credit records, correspondence and other similar documents and records used and/or useful in connection with the Purchased Assets (collectively, the “Books and Records”);

(g) all patents, trademarks, tradenames, including copyrights, copyright registrations and applications, system designs, UPC codes, trade dress, (whether or not registered or by whatever name or designation relating to the Purchased Assets (all of which SRG hereby represents are listed on Schedule 1.1(g) (hereafter, the “Intellectual Property”), including any IP owned, applied for or used by, or registered in the name of, the Company (or in any other name on behalf of the Company or which is otherwise part of the Purchased Assets) (the “Acquired Intellectual Property”), and any customer lists, supplier relationships, contractor relationships, all proprietary data, processes, formulations, technical or manufacturing know-how or information (and materials embodying such information), owned by or used by, the Company in connection with the operations of its business or use of the Purchased Assets, and all goodwill relating to the Purchased Assets, (collectively with the Acquired Intellectual Property, the “Intangible Assets”);

(h) all computer equipment, office furniture, stationary, any and all other physical assets of the Company; and

(i) all accounts, deposits, cash, rights, and other assets of the Company.

For clarity, following the Closing, SRG shall have no right to use any of the Purchased Assets, including any Intangible Assets. SRG agrees that, as soon as practicable following the Closing, and in any event within 30 days thereafter, SRG shall (a) cease all use of any trade names, trademarks, service marks, logos, domain names, or other identifiers included in the Intellectual Property, and (b) take all necessary steps to change the Company’s name, trade name, and any related fictitious or "doing business as" names to names that do not include and are not confusingly similar to any such identifiers.

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“Permitted Liens” means (a) Liens for taxes, assessments or governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings; (b) mechanics’, carriers’, workers’, repairers’ and similar Liens arising or incurred in the ordinary course of business and that are not yet due and payable; (c) zoning, building codes and other land use laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by governmental authorities having jurisdiction over such real property; and (d) such other imperfections of title, easements, encumbrances and Liens that do not, individually or in the aggregate, materially impair the continued use or value of the Purchased Assets.

1.2 Assumed Liabilities. At the Closing and as a condition to the sale of the Purchased Assets, the Buyer shall assume and undertake to perform, pay, satisfy or discharge in accordance with their terms, the liabilities, obligations and commitments of the Company arising or accruing during the period commencing on and after the Closing under the Contracts and the Licenses and Registrations. The parties acknowledge and agree that no other liabilities or obligations, whether accrued, matured, absolute, contingent or otherwise, whether arising before or after the Closing Date, shall be assumed by Buyer.

1.3 Purchase Price. The aggregate consideration for the Purchased Assets shall be (a) One Million Two Hundred Fifty Thousand Dollars ($1,250,000) in cash (the “Cash Consideration”) and (b) Seven Million Two Hundred Fifty Thousand Dollars ($7,250,000) in (i) shares of Class B common stock, par value $0.0001 per share, of Buyer (“Class B Common Stock”) valued at Four and 71/100 Dollars ($4.71) per share (“Closing Price”), (ii) five-year pre-funded warrants to purchase such number of shares of Class B Common Stock (“Pre-Funded Warrants”) at an exercise price equal to 1/100 Dollars ($0.01) per share, or (iii) any combination of the two, as mutually agreed upon by the parties hereto (the “Equity Consideration”).

1.4 Lock-up Restrictions. The Equity Consideration (including any shares of Class B Common Stock issuable upon exercise of any Pre-Funded Warrants) shall be subject to a six (6) month lock-up period commencing on the Closing Date, during which the securities may not be sold, pledged, assigned, or otherwise transferred except as required by law, as further provided in the form of Lock-Up Agreement annex hereto as Exhibit A.

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2. CLOSING

2.1 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via the exchange of documents and signatures on the date hereof or such other date as the parties may agree.

2.2 Deliverables. At the Closing:

(a) SRG and the Company shall deliver to the Buyer (i) an assignment of the Purchased Assets to Buyer, (ii) certificates representing the Purchased Assets (if same are certificated), (iii) all Required Consents (as defined), and (iv) an executed copy of the Lock-up Agreement;

(b) The Buyer shall deliver to the Company (i) the Cash Consideration and (ii) issue the Equity Consideration in accordance with Section 1.3; and

(c) The parties shall deliver such other documents as may be required to consummate the transactions contemplated hereby.

2.3 Consents.

(a) All consents, approvals, waivers, or authorizations, including any applicable consents or approvals under applicable bulk sales laws, required to be obtained in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby (the "Required Consents") are set forth on Schedule 2.3. Except as specifically indicated on Schedule 2.3 as not having been obtained as of the Closing (the "Outstanding Required Consents"), all Required Consents have been obtained.

(b) At the Buyer’s sole discretion, the Closing may proceed notwithstanding the existence of one or more Outstanding Required Consents. In such event, SRG shall use commercially reasonable efforts and cooperate fully with Buyer following the Closing to obtain all such Outstanding Required Consents as promptly as practicable.

(c) Until such time as an Outstanding Required Consent is obtained, to the extent permitted by applicable Law, the Company hereby grants to the Buyer a perpetual, irrevocable, royalty-free, fully paid-up license to exercise all rights and enjoy all benefits under the applicable Contract for which such Outstanding Required Consent applies, to the same extent as if such Required Consent had been obtained.

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3. REPRESENTATIONS AND WARRANTIES OF SRG AND COMPANY

SRG and the Company hereby jointly and severally represent and warrant to the Buyer as follows:

3.1 Organization and Good Standing. Each of the Company and SRG is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of the Company and SRG has full limited liability company power and authority to own and operate its properties and to carry on its business as currently conducted. Each of the Company and SRG is in good standing in its respective state of formation.

3.2 Authorization; Binding Obligations; No Conflicts. The execution, delivery and performance of this Agreement and the other agreements prescribed hereby have been duly authorized by all necessary member and manager vote and approval and other requisite action on the part of each of the Company and SRG. This Agreement has been duly executed and delivered by the Company and SRG and the obligations prescribed hereby are the legal, valid and binding obligations of the Company and SRG enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby by the Company and SRG does not and will not, violate or result in the breach of any term or provision of (a) the charter documents or operating agreements of the Company or SRG, (b) to the best knowledge of SRG, any law, treaty, ordinance, rule, regulation, judgment, order, decree or injunction of a governmental authority applicable to any of the Company or SRG or the Purchased Assets, or (c) to the best knowledge of SRG, any mortgage, indenture, lease, license, agreement, instrument, plan, document or understanding, oral or written, to which any of the Company or SRG are a party, or to which the assets, properties or business of such entity are subject, or give any party with rights thereunder the right to terminate, accelerate, modify or change the existing rights or obligations of the Company or SRG. Except for the Required Consents, no consent, action, permit, license, approval or authorization of, or material registration, declaration or filing with, any person is required or necessary to be obtained by the Company or SRG in connection with the execution, delivery and performance by them of this Agreement or the consummation of the transactions contemplated hereby.

3.3 Purchased Assets. The Purchased Assets constitute all of the assets of the Company that are owned by it or used in its business and operations. The Purchased Assets are owned by the Company free and clear of all Liens other than Permitted Liens. The Company has good and marketable title to the Purchased Assets, and there are no unpaid taxes or other matters that are or could become a Lien on the Purchased Assets. No person has any equity, economic, or pecuniary interest in any of the Purchased Assets or any right to acquire same. All Accounts Receivable, if any, arose in the ordinary course of business of the Company.

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3.4 Tax Matters. Each of the Company and SRG has timely filed all federal, state, local, and foreign tax returns required to be filed by it and has paid all taxes due and owing. There are no audits or proceedings pending, or, to the knowledge of SRG, threatened with respect to any tax matters of the Company or SRG.

3.5 Litigation. There are no claims, actions, suits, proceedings, or governmental investigations pending or, to the knowledge of SRG, threatened (a) against the Company in any respect, (b) against SRG that directly or indirectly involves the Purchased Assets, or (c) that would affect the legality or validity of this Agreement or prevent the consummation of the transaction contemplated hereby by either the Company or SRG.

3.6 Compliance with Laws. Each of the Company and SRG is in compliance in all material respects with all applicable laws, regulations, and orders.

3.7 Permits. The Company holds all licenses, permits, franchises, approvals, authorizations, and consents necessary to conduct its business as presently conducted, all of which are valid and in full force and effect.

3.8 Contracts. Neither the Company nor SRG is a party to or bound by any contract or agreement that would prevent the execution, delivery, or performance of this Agreement. All Contracts of the Company are listed on Schedule 1.1(b) hereto and all Licenses and Permits are listed on Schedule 1.1(c) hereto, and are valid, binding, and in full force and effect, and the Company is not in material breach or default under any such contracts, licenses or permits.

3.9 Intellectual Property.

(a) Schedule 1.1(g) hereto sets forth a true and complete list of all registered Intellectual Property and all material unregistered Intellectual Property owned by the Company. All such Intellectual Property is owned 100% by the Company and is included as part of the Purchased Assets, and neither SRG nor any other person has any rights therein, including any licensed rights.

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(b) SRG does not own or have license to any Intellectual Property that has historically been utilized by the Company in connection with its business and operations.

(c) The Company owns or has valid licenses to use all Intellectual Property necessary for the conduct of its business as currently conducted, free and clear of any liens or encumbrances. All Intellectual Property owned by or purported to be owned by, or which otherwise rightfully belongs to the Company under law, including any work for hire arrangement, has been duly assigned and transferred to the Company under valid assignment or work for hire agreements and no individual or entity has any claim to any right in such Intellectual Property.

(d) To the knowledge of SRG, no third party is violating, infringing or misappropriating any of the Company’s Intellectual Property and the Company’s Intellectual Property is not violating, infringing or misappropriating any other party’s Intellectual Property.

(e) Neither the Company nor SRG has received any written notice of any pending or threatened claim against the Company alleging that the Company is infringing, misappropriating, or otherwise violating any intellectual property rights of any third party and neither the Company nor SRG has made or asserted any written complaint or claim alleging any such infringement, misappropriation or other violation of its Intellectual Property.

(f) The Company has taken, and SRG has caused the Company to take, reasonable measures to protect the confidentiality of its trade secrets.

(g) All payments relating to the Intellectual Property, including renewal payments, have been made when due in the ordinary course of business.

(h) “Intellectual Property” means all intellectual property and proprietary rights of any kind, including but not limited to: (a) patents, patent applications, any other patent rights and inventions (whether or not patentable); (b) trademarks, service marks, trade names, trade dress, logos, and other source identifiers, together with all goodwill associated therewith; (c) copyrights and works of authorship (whether or not registered); (d) trade secrets, know-how, confidential information, formulas, processes, techniques, protocols, and methods; (e) internet domain names and social media handles; and (f) all registrations, applications, renewals, extensions, and rights to sue and recover for past, present, and future infringement relating to any of the foregoing.

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3.10 Financial Statements; No Undisclosed Liabilities. SRG has delivered to the Buyer complete and accurate financial statements of the Company for the years ended December 31, 2023 and 2024 (collectively, the “Annual Financial Statements”) and the six-month period ended June 30, 2025 (“Stub Financial Statements”), which fairly present the financial position and results of operations of the Company in accordance with GAAP, consistently applied. Except as set forth in the Stub Financial Statements, the Company has no undisclosed liabilities.

3.11 Absence of Changes. Since January 1, 2023, there has been no material adverse change in the financial condition or operations of the Company or SRG.

3.12 Employees and Contractors. The Company has no employees and no obligations to any employees or contractors, except as set forth on Schedule 3.12. The Company is not a party to any collective bargaining agreement.

3.13 Environmental Compliance. The Company is and has been in compliance in all material respects with all applicable Environmental Laws. There are no claims or investigations pending or threatened relating to environmental matters.

3.14 Insurance. The Company maintains insurance policies in such amounts and against such risks as are customary for similarly situated businesses.

3.15 Bank Accounts. Schedule 3.15 sets forth a true and complete list of all bank accounts and authorized signatories of the Company.

3.16 No Other Agreements. The Company is not party to any agreement or obligation that would conflict with or be violated by the execution and performance of this Agreement.

3.17 Investment Representations.

(a) The Company is acquiring the Equity Consideration for its own account and not with a view to or for sale in connection with any distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws.

(b) The Company is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c) The Company acknowledges that the Equity Consideration has not been registered under the Securities Act or under any state securities laws, and that such securities may not be offered, sold, assigned, pledged, or otherwise transferred except in accordance with the Securities Act and applicable state securities laws, pursuant to registration or exemption therefrom.

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(d) The Company has sufficient knowledge and experience in business, financial, and investment matters to evaluate the merits and risks of receiving the Equity Consideration and can bear the economic risk of such investment.

(e) The Company acknowledges that the certificates (or book-entry notations) representing the Equity Consideration shall bear a restrictive legend indicating that such securities have not been registered under the Securities Act and setting forth or referring to the restrictions on transfer contained herein.

4. REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer represents and warrants to SRG and the Company that:

4.1 Organization. It is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

4.2 Authorization; Binding Obligations; No Conflicts. The execution, delivery and performance of this Agreement and the other agreements prescribed hereby have been duly authorized by all necessary corporate approval and other requisite action on the part of the Buer. This Agreement has been duly executed and delivered by the Buyer and the obligations prescribed hereby are the legal, valid and binding obligations of the Buyer enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby by the Buyer does not and will not, violate or result in the breach of any term or provision of (a) the charter documents or bylaws of the Buyer, (b) to the best knowledge of the Buyer, any law, treaty, ordinance, rule, regulation, judgment, order, decree or injunction of a governmental authority applicable to the Buyer, or (c) to the best knowledge of the Buyer, any mortgage, indenture, lease, license, agreement, instrument, plan, document or understanding, oral or written, to which the Buyer is a party, or to which the assets, properties or business of such entity are subject, or give any party with rights thereunder the right to terminate, accelerate, modify or change the existing rights or obligations of the Buyer. Company or SRG. Except for the Required Consents, no consent, action, permit, license, approval or authorization of, or material registration, declaration or filing with, any person is required or necessary to be obtained by the Buyer in connection with the execution, delivery and performance by them of this Agreement or the consummation of the transactions contemplated hereby.

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5. INDEMNIFICATION

5.1 Indemnification Obligations. From and after the Closing, SRG and the Company shall jointly and severally indemnify, defend, and hold harmless Buyer and its affiliates, and each of their respective officers, directors, members, managers, stockholders, employees, agents, successors and assigns (collectively, the “Buyer Indemnified Parties”), from and against any and all losses, damages, liabilities, deficiencies, claims, interest, awards, judgments, penalties, costs, and expenses (including reasonable attorneys’ fees and expenses and costs of investigation and enforcement) (collectively, “Losses”) incurred or suffered by any Buyer Indemnified Party resulting from or arising out of:

(a) any breach of, or inaccuracy in, any representation or warranty made by SRG or the Company in this Agreement or in any certificate or other instrument delivered by SRG or the Company pursuant to this Agreement; or

(b) any liability or obligation of the Company of any kind or nature, whether accrued, absolute, contingent or otherwise, that is not an Assumed Liability.

5.2 Third Party Claims. In the event of any claim by a third party that may give rise to indemnification hereunder (a “Third-Party Claim”), Buyer shall have the right, but not the obligation, to assume and control the defense and settlement of such Third Party Claim with counsel of its choice (and reasonably acceptable to SRG), at SRG’s sole cost and expense. SRG shall promptly reimburse Buyer on demand for all Losses (including reasonable attorneys’ fees and expenses) incurred by Buyer or any other Buyer Indemnified Party in connection with the investigation, defense, settlement or resolution of any such Third-Party Claim, whether or not Buyer elects to control the defense. SRG shall cooperate in good faith with Buyer in the defense of any such Third-Party Claim and shall not settle any such claim without the prior written consent of Buyer.

5.3 Notice of Claims. In the event that any Buyer Indemnified Party believes it has a claim for indemnification under this Section, whether or not arising from a Third Party Claim (a “Direct Claim”), Buyer shall promptly deliver to SRG a written notice (a “Claim Notice”) describing the nature and basis of the claim, the amount of Losses (to the extent then known or estimated), and the factual and legal basis for such claim in reasonable detail. Failure to provide prompt notice shall not relieve SRG of its indemnification obligations, except to the extent that SRG is materially prejudiced by such failure. In the case of any Third-Party Claim, Buyer shall provide SRG with written notice of such claim as soon as reasonably practicable after becoming aware thereof. Such notice shall describe in reasonable detail the nature of the Third-Party Claim and the basis upon which indemnification may be sought.

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5.4 Survival. The representations and warranties of SRG contained in this Agreement shall survive the Closing and shall remain in full force and effect for purposes of this Section until and including the date that is twenty-four (24) months after the Closing Date.

6. MISCELLANEOUS

6.1 Governing Law. This Agreement shall be governed by the laws of the State of New York without regard to conflict of laws principles. Any legal action brought with respect to this Agreement or the transactions prescribed hereby shall be brought in the Supreme Court of the State of New York located in Manhattan, or the federal courts for the Southern District of New York.

6.2 Further Assurances. Each party agrees to execute such documents and take such further actions as may reasonably be necessary to carry out the provisions of this Agreement.

6.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter and supersedes all prior discussions and understandings.

6.4 Expenses. SRG (on behalf of itself and the Company), on the one hand, and the Buyer, on the other hand, shall bear its own expenses in connection with the negotiation and production of this Agreement and the consummation of the transactions prescribed hereby.

6.5 Disclosure. Notwithstanding anything to the contrary, including the provisions of the nondisclosure and confidentiality agreement between the parties, dated as of June 19, 2025, the Buyer shall be permitted to make public disclosure of the consummation of the transaction contemplated hereby as necessary to comply with its obligations under the federal securities laws of the United States.

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6.6 Covenant Not to Compete, Solicit or Interfere. In consideration of the Purchase Price, SGC and the Company, for each of them, and on behalf of each of their respective directors, officers, employees and affiliates (collectively, the “Seller Group”), hereby covenant and agree to the terms and conditions of the restrictive covenants and agreements set forth below:

(a) During the period commencing on the date hereof and ending on the first anniversary of the Closing Date (hereafter, the “Restricted Period”), no member of the Seller Group will, directly, indirectly or through an affiliate:

(i) as an individual proprietor, owner, partner, stockholder, officer, employee, director, consultant, agent, joint venture partner, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than five percent of the total outstanding stock of any company the securities of which are traded on a regular basis on recognized securities exchanges or any national over-the-counter market), alone or in association with others, or in any capacity, own, manage, operate, control, consult with, provide financing to, be employed by, or invest in, any business that is engaged in the business of the design, creation, marketing or licensing of technology based education production or intellectual property related thereto (the “Business”);

(ii) recruit or otherwise solicit or induce any person who is or becomes an employee or consultant of the Buyer or any of its affiliates to terminate his or her employment with, or otherwise cease his or her relationship with, the Buyer or any of its respective affiliates; provided that nothing shall restrict any party from hiring any person seeking employment as a result of a good faith public general employment solicitation; or

(iii) solicit or attempt to solicit any licensors, licensees, suppliers, manufacturers, customers or clients of the Buyers or any of their respective affiliates with respect to business similar or the same as the Business;

(b) SGC and the Company, on behalf of themselves and the other members of the Seller Group, acknowledge and agree that the obligations set forth in this Section are necessary and desirable to ensure that the Buyer obtains the benefit of its bargain under this Agreement and that the covenants contained therein are a material and integral part of this Agreement and necessary and reasonable to protect the legitimate business interest of the Buyer. SGC and the Company, on behalf of themselves and the other members of the Seller Group, further acknowledge and agree that, due to its knowledge of the Business, any subsequent competition would irreparably harm the Buyer and that the only effective way of protecting the Buyers is to enter into the non-competition and non-solicitation provisions on the terms and conditions contained herein. In view of the substantial harm, which would result from a breach or threatened breach by the Seller Group of the covenants contained in this Section, the parties agree that such covenants shall be enforced to the maximum extent permitted by law. In the event of a breach or threatened breach of the covenants of this Section, the parties acknowledge and agree that the Buyer would suffer irreparable harm and that monetary damages would be inadequate. Accordingly, in addition to all other remedies to which the Buyer may be entitled, at law or in equity, the Buyer shall be entitled to seek specific performance and/or injunctive relief without the necessity of posting a bond in the event of any such breach or threatened breach by any member of the Seller Group.

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(c) The Restricted Period set forth in this Section shall be tolled for any period(s) of time as to which any member of the Seller Group is adjudicated to have been violating the covenants herein in the event a preliminary injunction is not issued against such member and the Buyer is the prevailing party. If any covenant or portion thereof is found by any court of competent jurisdiction to be illegal, void or unenforceable because it extends for too long a period of time or over too broad a range of activities or in too large a geographic area or for any other reason, then such restriction shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable or otherwise so as to render the covenant enforceable.

6.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

By:
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By:
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By:
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